UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2014

Travelport Limited

(Exact Name of Registrant As Specified In Charter)

Bermuda	333-141714-23	98-0505100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Galleria Parkway

Atlanta, GA 30339

(Address of Principal Executive Offices, including Zip Code)

(770) 563-7400

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 2, 2014 (the “Closing Date”), Travelport Limited (“Travelport”), a wholly-owned subsidiary of Travelport Worldwide Limited (“Travelport Worldwide”), Travelport Finance (Luxembourg) S.a.r.l., their wholly-owned subsidiary (the “Borrower”) and certain of Travelport’s other subsidiaries organized in the United States and certain other jurisdictions acting as guarantors (together with Travelport, the “Guarantors”), entered into: (i) a senior secured credit agreement (the “Credit Agreement”) with Deutsche Bank AG New York Branch (“Deutsche Bank”), as Administrative Agent, Collateral Agent and L/C Issuer, and each lender from time to time party thereto (the “Lenders”) and (ii) a senior unsecured bridge loan agreement in an aggregate principal amount of $425,000,000 (such loans, together with any high yield debt securities issued in connection with or in exchange therefor, the “Bridge Facility” and such agreement, the “Bridge Agreement”; the Bridge Facility, together with the First Lien Credit Facilities (as defined below), the “Credit Facilities”). Under the Credit Agreement, the Lenders agreed to extend credit to the Borrower in the form of (A) initial secured term loans in an aggregate principal amount equal to $2,375,000,000 (the “Term Loans”) and (B) a revolving credit facility in an aggregate principal amount equal to $100,000,000 (the “Revolving Credit Facility”, and together with the Term Loans, the “First Lien Credit Facilities”). The Revolving Credit Facility contains a letter of credit sub-facility, and the Credit Agreement permits the issuance of certain cash collateralized letters of credit in addition to such sub-facility. The Credit Agreement also includes customary uncommitted incremental facility provisions, including the ability to increase the Revolving Credit Facility by $50,000,000 (subject to customary closing conditions).

At the Closing Date, the full amount of the Term Loans and the Bridge Facility were drawn, but the Borrower did not borrow under the Revolving Credit Facility (other than the deemed issuance of certain existing letters of credit). The proceeds of the Term Loans, together with borrowings under the Bridge Facility were, among other things, used to: (i) repay the indebtedness outstanding under Travelport LLC’s Sixth Amended and Restated Credit Agreement (the “First Lien Credit Agreement”) and Second Lien Credit Agreement (the “Second Lien Credit Agreement”), (ii) redeem the following outstanding debt securities issued by Travelport LLC and Travelport Holdings, Inc. (the “Issuers”) and satisfy and discharge the indentures under which each series of Notes (as defined below) was issued: (A) Senior Floating Rate Notes due 2016, (B) 13.875% Senior Fixed Rate Notes due 2016, (C) 11.875% Senior Subordinated Fixed Rate Notes due 2016, (D) 11.875% Dollar Senior Subordinated Fixed Rate Notes due 2016 and (E) 10.875% Senior Subordinated Euro Fixed Rate Notes due 2016 (collectively, the “Notes”) and (iii) finance the transaction expenses for the foregoing.

The Revolving Credit Facility will mature five years from the Closing Date. The Term Loans will mature seven years from the Closing Date. The Bridge Facility will initially mature on November 13, 2014. Subject to certain conditions, if any loans under the Bridge Facility have not been repaid in full on or prior to November 13, 2014, 100% of the aggregate principal amount of such Bridge Facility may be refinanced on such date or extended to August 15, 2022.

The principal amount of the Term Loans amortizes in quarterly installments, commencing with the full fiscal quarter after the Closing Date, equal to 0.25% of the original principal amount of the Term Loans, with the balance payable at maturity. The Bridge Facility has no amortization.

The interest rate per annum applicable to the First Lien Credit Facilities and the Bridge Facility will be based on a fluctuating rate of interest, at the election of the Borrower, equal in the case of LIBOR loans, (i) LIBOR, plus the applicable rate or, in the case of base rate loans, (ii) the sum of an applicable rate and the greatest of (A) the federal funds effective rate plus 0.5%, (B) the rate as publicly announced from time to time by Deutsche Bank as its “prime rate” and (C) one-month LIBOR plus 1.00%.

The Term Loans have applicable rates equal to 4.00% per annum, in the case of base rate loans, and 5.00% per annum, in the case of LIBOR loans, with step downs to 3.75% per annum, in the case of base rate loans, and 4.75% per annum, in the case of LIBOR loans, upon the consummation of an initial public offering by Travelport Worldwide satisfying certain terms and conditions and subject to Travelport maintaining certain corporate ratings. The Term Loans are subject to a floor of 2.00% per annum, in case of base rate loans, and 1.00% per annum, in the case of LIBOR loans.

Borrowings under the Revolving Credit Facility (i) initially bear applicable interest of 4.00% per annum, in the case of base rate loans, and 5.00% per annum, in the case of LIBOR loans, and (ii) commencing on the delivery of financial statements for the full fiscal quarter ending after the Closing Date, the applicable rate will be adjusted based on a certain first lien net leverage ratio.

The applicable rates on the Bridge Facility are equal to 4.75% per annum, in the case of base rate loans, and 5.75%, in the case of LIBOR loans. In the event that the Bridge Facility is extended in accordance with its terms, it will bear interest at a fixed annual rate equal to 9.00%.

The Credit Facilities also contain customary financial and other covenants, including: limitations on the ability of Travelport and its subsidiaries to incur debt or liens or make certain investments and acquisitions and restricted payments, a requirement to maintain certain leverage ratios (other than in the case of the Bridge Facility), limitations on transactions with affiliates and certain restrictions on the sale of assets. A violation of these covenants could result in Travelport being prohibited from making certain restricted payments, including dividends, or cause a default under the Credit Facilities, which would permit the participating lenders to restrict Travelport’s ability to access the Revolving Credit Facility and require the immediate repayment of any outstanding advances made under the Credit Facilities.

The obligations under the Credit Facilities are guaranteed on a senior basis by each of Travelport and each of the Guarantors. The First Lien Credit Facilities are secured by certain collateral, subject to certain exceptions and thresholds, including: (i) first priority security interests in substantially all tangible and intangible personal property of the Borrower and each of Travelport’s US Guarantors and (ii) a perfected first priority pledge of (A) the equity interests and intercompany indebtedness of Travelport, the Borrower and each Guarantor and (B) all equity interests and intercompany indebtedness of certain other subsidiaries directly owned by Travelport, the Borrower or any Guarantor, subject to certain exceptions and limitations.

Certain of the agents and lenders party to the Credit Agreement and Bridge Facility, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Travelport and its affiliates for which they have received, and will receive, customary fees and expenses.

The foregoing is a summary of the terms of the Credit Agreement and the Bridge Agreement, and is qualified in its entirety by reference to the full text of the Credit Agreement and the Bridge Agreement, copies of which are attached as Exhibits 10.1 and 10.2, and are incorporated by reference herein.

The Credit Agreement and the Bridge Agreement have been included as an exhibits to this Current Report on Form 8-K to provide you with information regarding their terms. Each of the Credit Agreement and the Bridge Agreement contain representations and warranties that the parties thereto made to the other parties thereto as of specific dates. The assertions embodied in the representations and warranties in the Credit Agreement and the Bridge Agreement were made solely for purposes of the contract among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.

ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT.

On the Closing Date, the Issuers issued irrevocable notices of redemption for the redemption on October 2, 2014 of all of their outstanding Notes, and also discharged: (i) the indenture, dated as of April 15, 2013, by and between the Issuers and Wells Fargo Bank, National Association, as Trustee, relating to the Issuers’ 11.875% Senior Subordinated Fixed Rate Notes due 2016; (ii) the indenture, dated as of April 15, 2013, by and between the Issuers and Wells Fargo Bank, National Association, as Trustee, relating to the Issuers’ Senior Floating Rate Notes due 2016 and 13.875% Senior Fixed Rate Notes due 2016 and (iii) the indenture, dated as of August 23, 2006, by and between Computershare Trust Company, N.A., as Trustee, relating to the Issuers’ 11.875% Dollar Senior Subordinated Fixed Rate Notes due 2016 and 10.875% Senior Subordinated Euro Fixed Rate Notes due 2016 (collectively, the “Indentures”). In connection with the issuance of the redemption notices and the satisfaction and discharge of the Indentures in accordance with the provisions thereof, the Issuers deposited a portion of the proceeds from the Term Loans and Bridge Facility to pay all sums due to the holders of the Notes in connection with the redemption thereof and irrevocably instructed the trustees to apply the deposited money toward the redemption of the Notes. As a result of the satisfaction and discharge of the Indentures, the Issuers have been released from their remaining obligations under the Indentures, except for those provisions which expressly survive satisfaction and discharge.

On the Closing Date and upon the repayment in full of Travelport LLC’s obligations under the First Lien Credit Agreement and Second Lien Credit Agreement, such agreements and all other loan documents executed in connection therewith automatically terminated, the lenders’ and other secured parties’ rights and interest in and to all of the collateral under the First Lien Credit Agreement and Second Lien Credit Agreement and the related loan documents were released and terminated (excluding security interest in cash collateral securing certain letters of credit obligations that are deemed to be issued under the First Lien Credit Facilities) and all of the obligations under such agreements were released and discharged, except for those provisions which expressly survive termination or repayment of the loans and other obligations thereunder.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information contained in Item 1.01 of this Current Report on 8-K is responsive to Item 2.03 and is incorporated by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1	Credit Agreement, dated September 2, 2014, among Travelport Limited, Travelport Finance (Luxembourg) S.a.r.l., the Guarantors, Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent and L/C Issuer, and each Lender.

10.2	Loan Agreement, dated September 2, 2014, among Travelport Limited, Travelport Finance (Luxembourg) S.a.r.l., the Guarantors, Deutsche Bank AG New York Branch, as Administrative Agent, and each Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Travelport Limited

Date: September 4, 2014

	By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated September 2, 2014, among Travelport Limited, Travelport Finance (Luxembourg) S.a.r.l., the Guarantors, Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent and L/C Issuer, and each Lender.

10.2	Loan Agreement, dated September 2, 2014, among Travelport Limited, Travelport Finance (Luxembourg) S.a.r.l., the Guarantors, Deutsche Bank AG New York Branch, as Administrative Agent, and each Lender.